SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                     the Securities and Exchange Act of 1934

Filed by:
   [X]  The Registrant
   [ ]  A Party Other than the Registrant

Check the appropriate box:
   [ ]  Preliminary Proxy Statement
   [ ]  Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Solicitation Material Pursuant to Rule 14a-11(c) or Rule 240.14a-12


                        MARKETING SERVICES GROUP, INC.
                        ------------------------------
               (Name of Registrant as Specified in Its Charter)


  -------------------------------------------------------------------------
  (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:
   [ ]  Fee previously paid with preliminary materials.
   [ ] Check box in any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1) Amount previously paid:
        (2) Form, Schedule or Registration Number:
        (3) Filing Party:
        (4) Date filed:

                         MARKETING SERVICES GROUP, INC.
                               333 Seventh Avenue
                            New York, New York 10001
                                 (212) 594-7688







                                                             February 16, 1999




Dear Stockholders:

On behalf of the Board of Directors and management of Marketing Services Group, Inc., I cordially invite you to attend the 1998 Annual Meeting of Stockholders to be held on Wednesday, March 31, 1999, at 10:00 a.m., at The Joyce Theater, 175 Eighth Avenue, New York, New York 10011.

The matters to be acted upon at the meeting are fully described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In addition, several of the directors and executive officers of the Company will be present to respond to any questions that you may have. Accompanying the attached Proxy Statement is the Company's Annual Report for the fiscal year ended June 30, 1998. This report describes the financial and operational activities of the Company.

Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. If you attend the Annual Meeting, and I hope you will, you may vote your shares in person, even if you have previously mailed in a proxy card.

We look forward to greeting you at the meeting.

                                      Sincerely,


                                      /s/ J. Jeremy Barbera
                                      ---------------------
                                      Chairman of the Board, President and
                                      Chief Executive Officer

                        MARKETING SERVICES GROUP, INC.
                              333 Seventh Avenue
                           New York, New York 10001
                                (212) 594-7688

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 31, 1999
                 -------------------------------------------

TO THE STOCKHOLDERS OF
MARKETING SERVICES GROUP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of MARKETING SERVICES GROUP, INC., a Nevada corporation, (hereinafter "MSGI" or the "Company"), will be held at The Joyce Theater, 175 Eighth Avenue, New York, New York 10011 on Wednesday, March 31, 1999, at 10:00 a.m., for the following purposes:

      (1) To elect two Class I directors each for a three-year term or until their respective successors are duly elected and qualified;
      (2) To approve the adoption of the Marketing Services Group, Inc. 1999 Employee Incentive Stock Option Plan;
      (3) To vote upon a proposal to ratify the Board of Directors selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year; and
      (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on February 12, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of Common Stock and Preferred Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. The list of stockholders entitled to vote at the meeting will be available for examination by any stockholder at the Company's offices at 333 Seventh Avenue, New York, New York 10001, during business hours for ten (10) days prior to March 31, 1999.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. You may revoke your proxy at any time before it is voted.

                                      By Order of the Board of Directors

                                      /s/ Alan I. Annex
                                      -----------------
                                      Secretary

New York, New York
February 16, 1999

--------------------------------------------------------------------------------
    YOUR VOTE IS IMPORTANT. ACCORDINGLY, WE URGE YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.
--------------------------------------------------------------------------------

                         MARKETING SERVICES GROUP, INC.
                               333 Seventh Avenue
                            New York, New York 10001
                                 (212) 594-7688


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 31, 1999

 Approximate Mailing Date of Proxy Statement and Form of Proxy - March 4, 1999.


                         INFORMATION CONCERNING VOTE
                         ---------------------------

GENERAL

This Proxy Statement and the enclosed form of proxy is furnished in connection with the solicitation of proxies by the Board of Directors of MARKETING SERVICES GROUP, INC., a Nevada corporation, (hereinafter "MSGI" or the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, March 31, 1999, at 10:00 a.m. and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. The Annual Meeting will be held at The Joyce Theater, 175 Eighth Avenue, New York, New York 10011.


VOTING RIGHTS AND OUTSTANDING SHARES

Only stockholders of record of the Company's common stock, $.01 par value per share ("Common Stock"), and Series D preferred stock, $.01 par value per share (the "Preferred Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of the Common Stock (the "Common Stockholders") entitled to vote will be entitled to one vote for each share of Common Stock that they hold. Holders of the Preferred Stock (the "Preferred Stockholders") entitled to vote shall be entitled to the number of shares of Common Stock into which their Preferred Stock is convertible. As of the Record Date, the total number of common share equivalents eligible to vote at the Annual Meeting was 17,340,948, consisting of 12,702,359 shares of Common Stock and 50,000 shares of Preferred Stock convertible into an aggregate of 4,638,589 shares of Common Stock.


REVOCABILITY OF PROXIES

A stockholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use, by notice in writing to the Chief Executive Officer of the Company, at the above address, or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will
be  presented  at  the  Annual   Meeting  and  voted  in  accordance   with  the
stockholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted (1) FOR the election as directors of the nominees named below under the caption "ELECTION OF DIRECTORS; and (2) FOR the adoption of the Marketing Services Group, Inc. 1999 Employee Incentive Stock Option Plan, as discussed below under the caption "ADOPTION OF THE 1999 EMPLOYEE STOCK OPTION PLAN": and (3) FOR the ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year, as discussed below under the caption "RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS".

VOTING PROCEDURES

All votes shall be tabulated by the inspector of elections appointed for the Annual Meeting, who shall separately tabulate affirmative and negative votes, abstentions and broker non-votes. The presence of a quorum for the Annual Meeting, defined here as a majority of the Common Stock and Preferred Stock issued and outstanding entitled to vote at the Annual Meeting, in person or by proxy, is required. The Preferred Stockholders shall be entitled to vote as a Common Stockholder, the number of shares of Preferred Stock as convertible into Common Stock on the Record Date. Votes withheld from the director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval. Director nominees must receive a majority of the votes cast at the meeting. The proposal to adopt the 1999 Employee Stock Option Plan must be approved by a majority of the stockholders, in person or by proxy, at a meeting at which a quorum is present. The ratification of the selection of independent auditors must be approved by a majority of the votes cast at the meeting.


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

The Board of Directors presently consists of eight directors and is divided into three classes. One class of directors is elected annually, and each director in the class generally serves a three-year term. The term of the Company's Class I Directors will expire at the Annual Meeting.

The nominees for the Class I directors are Alan I. Annex and John T. Gerlach. All nominees are members of the present Board of Directors. It is intended that each proxy received by the Company from Common Stockholders will be voted FOR the election, as directors of the Company, of the nominees, unless authority is withheld by the stockholder executing the proxy. Shares may not be voted cumulatively. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.


                                  PROPOSAL TWO
                          ADOPTION OF THE 1999 EMPLOYEE
                                STOCK OPTION PLAN

The stockholders will be asked at the meeting to vote on a proposal to approve the adoption of the Marketing Services Group, Inc. 1999 Employee Stock Option Plan (the "Plan"). On January 12, 1999, the Plan was established by the Compensation Committee of the Board of Directors of the Company (the "Committee") and ratified and approved by the Board of Directors, subject to stockholder approval.

The Plan provides for the issuance of options to purchase a maximum aggregate of 1,000,000 shares of the Company's Common Stock (subject to adjustment for stock splits and other capital adjustments). Options under the Plan may be issued to officers and key employees of the Company or directors, consultants, advisors, and other persons or entities providing goods or services to the Company (collectively, "Grantees"). Directors who are not officers of the Company shall receive, on an annual basis on the last trading day of each June starting June 1999, stock options for 10,000 shares of Common Stock, at an exercise price equal to the fair market value of the stock on the date of grant, and such options vest immediately upon grant. The Committee has not yet taken any action or considered any proposal with respect to other specific grants of options under the Plan.

The Board of Directors believes that substantial benefits accrue to the Company from the granting of stock options to the Grantees by encouraging them to acquire a proprietary interest in the Company and thereby affording them a greater incentive to enhance the value of the Common Stock. The Board approved the Plan for this reason and because the number of shares remaining available for option grants under the Company's existing employee stock option plan, on the date on which the Plan was approved by the Board (January 12, 1999), was deemed by the Board to be inadequate. The number of shares available for future grants under the existing employee plan on January 12, 1999 was 161,239 shares, representing less than half of one percent of the shares then outstanding. Accordingly, the Board of Directors and management believe that approval of the Plan is in the best interests of the Company. A copy of the Plan will be furnished to any stockholder upon written request made to the Chief Financial Officer of the Company at the address shown on the cover page of this proxy statement.

DURATION AND ADMINISTRATION OF THE PLAN

The Plan will terminate on January 11, 2009, unless earlier terminated by resolution of the Board. The Plan may be amended from time to time by the Board, except that no amendment affecting the aggregate number of shares which may be issued under the Plan will be effective unless approved by stockholders at which a quorum is present. Neither termination nor any amendment of the Plan may alter or impair the rights or obligations of any person, without his or her consent, under any option theretofore granted pursuant to the Plan.

The Plan will be administered by the Committee, which consists of not less than two directors of the Company who are (i) "non-employee directors" as defined in Rule l6b-3 under the Securities Exchange Act of 1934 and (ii) "outside directors" as defined in the regulations of the Internal Revenue Service under
Section 162(m) of the Internal Revenue Code. The duties of the Committee include
(i) the selection of grantees for grants of options, (ii) to interpret and construe the Plan to determine the number of shares covered by each option, the number of options which shall be treated as incentive stock options (in the case of options granted to employees) as described in section 422 of the Code ("ISOs"), the number of options which do not qualify as incentive stock options ("nonqualified options"), and the terms and conditions thereof; (iii) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and (iv) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

SECURITIES SUBJECT TO THE PLAN

The stock to be offered and delivered under the Plan, pursuant to the exercise of an option, shall be shares of the Corporation's authorized common stock and may be unissued shares or reacquired shares, as the Committee may from time to time determine. The aggregate number of shares to be delivered under the Plan shall not exceed 1,000,000 shares except that in the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the Committee must make an appropriate adjustment in the number and kind of shares subject to the Plan and each outstanding option thereunder, and the option price per share under each outstanding option. If any option expires without having been fully exercised, the shares with respect to which such option has not been exercised will be available for further options.

OPTION PRICE

The exercise price of the options shall be determined by the Committee. The exercise price for ISOs cannot be less than the fair market value of the stock subject to the option on the grant date (110% of such fair market value in the case of ISOs granted to a stockholder who owns more than 10% of the Company's Common Stock). The exercise price of a non-qualified option shall be fixed by the Committee at whatever price the Committee may determine in good faith. Unless the Committee determines otherwise, options generally have a 10-year term (or five years in the case of ISOs granted to a participant owning more than 10% of the total voting power of the Company's Common Stock).

EXERCISE OF OPTIONS

Under the Plan, the Committee may grant options which are exercisable at any time before the expiration of ten years from the date such option is granted. All ISOs granted by the Company to any one person (under the Plan or otherwise) may not become exercisable in any calendar year for shares having an aggregate fair market value (determined as of the dates such incentive stock options were granted) exceeding $100,000.

Upon termination of the Grantee's employment or association with the Company for any reason before the option has vested in full, then the unvested portion of the options will automatically terminate. After the date on which an option vests, if the Grantee's employment by or association with the Company is terminated for any reason, the option shall be exercisable for the lesser of (i) three (3) months from the date of such termination or (ii) the balance of such options' term; except that if the Grantee dies or becomes disabled, the option must be exercised by the Grantee or, in the case of the death of a Grantee, by his heirs, legatees, or personal representatives, within a period equal to the lesser of twelve (12) months after the date of such termination or the termination date of the option. The Committee may, in specific cases, amend the termination provisions of options granted to employees if they determine it is in the best interest of the Company.

PAYMENT OF EXERCISE PRICE WITH COMPANY STOCK

In addition to the methods of payment of the option exercise price in cash the Grantee may, at the discretion of the Committee, have the right to make payment by delivering to the Company shares of Common Stock having a total fair market value equal to the option exercise price, or a combination of cash and such shares having a total fair market value equal to the option exercise price. For this purpose, the fair market value of a share of Common Stock will be the closing bid price of the Common Stock on the trading date preceding the option exercise date, as such prices are reported on the Nasdaq SmallCap Market.

TRANSFERABILITY OF OPTIONS

No option is transferable by the Grantee except by will or by the laws of descent and no option may be exercised during the Grantee's lifetime by anyone other than the Grantee or by such Grantee's guardian or legal representative.

CHANGE IN CONTROL

Unless otherwise provided in any option agreement, each outstanding option will vest and become immediately exercisable if there occurs any transaction or series of transactions which results in: (i) any person becoming a beneficial owner (as defined in Rule 13d-3 of the 1934 Act) of 51 percent or more of the combined voting power of the Common Stock, (ii) the commencement of a tender offer or exchange for the Common Stock unless such offer or exchange has been approved by the Board, (iii) the approval by the stockholders of a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive, or a plan for the sale, lease, exchange or other disposition of all or substantially all of the property or assets of the Company, or (iv) changes in the majority of the directors without the approval of the Board. The Committee, in its sole discretion, by giving written notice to all Grantees, may cancel, effective upon the date of the consummation of any such transaction, any option that remains unexercised on the effective date of such transaction. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after stockholder approval of such transaction. In addition, the Committee may, for any reason, accelerate the date on which any option may be exercised and may accelerate the vesting of any shares subject to any option or previously acquired by the exercise of any option.

ADJUSTMENTS RELATING TO SECURITIES

The number and price of shares of Common Stock subject to options will be adjusted for certain stock splits, mergers, recapitalizations, consolidations, exchange of shares or for other capital adjustments or payment of stock dividends affecting the Company's capital structure. Any adjustment shall be conclusively determined by the Committee.

FEDERAL INCOME TAX CONSEQUENCES

BECAUSE OF THE COMPLEXITY OF THE FEDERAL INCOME TAX LAWS AND THE APPLICATION OF VARIOUS STATE INCOME TAX LAWS, THE FOLLOWING DISCUSSION OF TAX CONSEQUENCES IS GENERAL IN NATURE AND RELATES SOLELY TO FEDERAL INCOME TAX MATTERS. OPTIONEES AND RECIPIENTS OF OTHER AWARDS GRANTED UNDER THE PLAN DESCRIBED HEREIN ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS BEFORE EXERCISING AN OPTION OR DISPOSING OF ANY STOCK RECEIVED PURSUANT TO THE EXERCISE OF ANY SUCH OPTION. IN ADDITION, THE FOLLOWING SUMMARY IS BASED UPON AN ANALYSIS OF THE INTERNAL REVENUE CODE AS CURRENTLY IN EFFECT, EXISTING LAWS, JUDICIAL DECISIONS, ADMINISTRATIVE RULINGS, REGULATIONS AND PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE.

Options granted under the Plan will be either ISOs or nonqualified options. For federal income tax purposes, assuming that the shares acquired by the holder of an ISO are not disposed of within two years from the date the option was granted or one year from the date the option was exercised, (i) the Company receives no deduction either upon the grant or the exercise of an ISO or upon a subsequent sale of the shares by the Grantee and (ii) the Grantee realizes no income for tax purposes either at the time of the grant or exercise of the ISO. Instead, the Grantee will realize income or loss only upon his or her subsequent sale of the option shares, and the Grantee's income, in the amount of any excess of the sale price over the option exercise price, will be taxed as long-term capital gain. If, however, the shares are disposed of within either of the two periods mentioned above, the tax consequences for the Company and the Grantee will be essentially as described below for nonqualified options.

The recipient of a nonqualified option will not realize any taxable income upon the grant of the option. Upon exercise of such option, the Grantee will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. The Company will be entitled to a deduction in the same amount as the ordinary income realized by the Grantee. Upon the sale of such shares, the Grantee will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the market price of the shares on the date of exercise.

The payment of the option exercise price by delivery of Common Stock of the Company would constitute a non-taxable exchange by the Grantee and would not affect the ISO status of the Common Stock issued upon the exercise of the option. However, if the Common Stock delivered in payment was previously acquired pursuant to the exercise of an ISO and had not been held for the requisite period (two years from the date of option grant and one year from the date of exercise), the exchange would constitute a premature disposition for purposes of the ISO holding period requirements. The tax consequences to the Company resulting from the payment of the option exercise price by the delivery of Common Stock will not be different from such consequences when payment is made in cash as described above.

The affirmative vote of a majority of stockholders at a meeting at which a quorum is present, in person or by proxy, is required for the adoption of the Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF
       THE MARKETING SERVICES GROUP, INC. 1999 EMPLOYEE STOCK OPTION PLAN.



                                 PROPOSAL THREE
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The accounting firm of PricewaterhouseCoopers LLP has served as the Company's independent auditors since July 1995. On November 1, 1998, the Board of Directors voted to appoint PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. The Board of Directors recommends the ratification of this selection. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting. The representative will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


BOARD OF DIRECTORS

The following table sets forth-certain information with respect to the nominees and other directors of the company:


Name                    Age                      Position
---------------         ---     ---------------------------------------------

Alan I. Annex           37      Director (Class I) and Secretary (Class I)
J. Jeremy Barbera       42      Chairman  of the Board of  Directors (Class II),
                                 Chief Executive Officer, President & Chief
                                 Operating Officer (Class II)
James Brown             34      Director (Class III)
S. James Coppersmith    66      Director (Class III)
John T. Gerlach         66      Director (Class I)
Seymour Jones           67      Director (Class II)
Michael E. Pralle       42      Director (Class II)
C. Anthony Wainwright   65      Director (Class III)


Class I directors are to be elected at the Annual Meeting. The terms of the Class II directors expire at the 1999 Annual Meeting and the term of the Class III directors expire at the 2000 Annual Meeting of Stockholders.

Mr. Annex has been a Director and Secretary of the Company since May 1997. He has been a partner in the law firm of Camhy Karlinsky & Stein LLP since July 1995, where he practices corporate and securities law. Camhy Karlinsky & Stein LLP is the Company's legal counsel. From July 1994 to June 1995, Mr. Annex was of Counsel to said firm. Prior thereto he was associated with Proskauer Rose, LLP. Mr. Annex is also a director of Pacific Coast Apparel, Inc.

Mr. Barbera has been Chairman, Chief Executive and Operating Officer and President of the Company since April 1997, and was a Director and Vice President of the Company from October 1996 to March 1997. He has been Chief Executive Officer of the Metro Direct subsidiary since its formation in 1987. Mr. Barbera has over twenty years of experience in database marketing and in entertainment marketing. Prior thereto he held various management positions at Lincoln Center for the Performing Arts, as well as scientific research positions at NASA/Goddard Space Flight Center.

Mr. Brown has been a Director of the Company since February 1998. Mr. Brown is currently Vice President and Industry Leader in GE Capital's Equity Capital Group, where he is responsible for making strategic private equity investments. From 1994 to 1995, Mr. Brown joined Lehman Brothers in its Corporate Planning area to restructure the firm. From 1992 to 1994, Mr. Brown joined Bain & Co. where he consulted with Fortune 500 clients on strategic, operational and financial issues. Prior thereto, Mr. Brown was an analyst for CBS and AC Nielsen. Mr. Brown also serves as a director of Netselect, Inc.

Mr. Coppersmith has been a Director of the Company since June 1996. Mr. Coppersmith was Chairman of the Board of Trustees of Boston's Emerson College from 1994 until his term expired in December 1997. Until his retirement in 1994, he held various senior executive positions with Metromedia Broadcasting where he managed its television operations in Los Angeles, New York and Boston and served as President and General Manager of Boston's WCVB-TV, an ABC affiliate owned by The Hearst Corporation. Mr. Coppersmith also serves as a director for B.J.'s Wholesale Club, Sun America Asset Management Corporation, Uno Restaurant Corp., Kushner-Locke, Inc. and The Boston Stock Exchange.

Mr. Gerlach has been a Director of the Company since December 1997. Mr. Gerlach presently serves as Director of the graduate business program and as an associate professor of finance at Sacred Heart University in Fairfield, Connecticut. Previously, he was an Associate Director in the Bear Stearns' corporate finance department with responsibility for mergers and financial restructuring projects; he was President and Chief Operating Officer of Horn & Hardart, where he supervised restaurant and mail order subsidiaries, including Hanover Direct; and he was the Founder and President of Consumer Growth Capital, a venture capital firm. Mr. Gerlach also serves as a director for Uno Restaurant Co., SAFE Inc., LB USA (subsidiary of a French company), Akona Corp., the Board of Regents at St. John's University (Collegeville, MN) and sits on an advisory board for the College of Business and Administration at Drexel University.

Mr. Jones has been a Director of the Company since June 1996. Since September 1995, Mr. Jones has been a professor of accounting at New York University. Mr. Jones is also currently a consultant for Milberg Factors, Inc. and Dubilier & Co. Prior thereto, from April 1974 to September 1995, Mr. Jones was a senior partner of the accounting firm of Coopers & Lybrand, L.L.P. Mr. Jones has over 35 years of accounting experience and over ten years of experience as an arbitrator and as an expert witness, particularly in the area of mergers and acquisitions. Mr. Jones also serves as director of Reliance Bank.

Mr. Pralle has been a Director of the Company since May 1998. Mr. Pralle is currently the President of GE Capital's Equity Capital Group, with responsibility for making common equity, convertible preferred stock and debt investments in private and public companies in the US, Europe and Asia. He joined GE Capital in 1989 and, prior to his current appointment in 1996, was most recently President, GE Capital Asia Pacific. Before joining GE Capital, Mr. Pralle spent six years with management consultants, McKinsey & Co. in their London and Hong Kong offices.

Mr. Wainwright has been a Director of the Company since August 1996, and was also a Director of the Company from its acquisition of Alliance Media Corporation ("Alliance") in April 1995, until May 1996. Prior thereto, he was a director of Alliance. Mr. Wainwright is currently Vice Chairman of the advertising agency McKinney & Silver and was Chairman and Chief Executive Officer of the advertising firm Harris Drury Cohen, Inc., from 1995 to 1996. From 1994 to 1995, he served as a senior executive with Cordient PLC's Compton Partners, a unit of the advertising firm Saatchi & Saatchi World Advertising, and, from 1989 to 1994, as Chairman and Chief Executive Officer of Campbell Mithun Esty, a unit of Saatchi & Saatchi in New York. Mr. Wainwright also serves as a director of Caribiner International, Gibson Greetings, Inc., Del Webb Corporation and American Woodmark Co.


COMPENSATION OF DIRECTORS

Commencing July 1, 1998, Directors who are not employees of the Company will receive an annual retainer fee of $10,000, $1,000 for each Board Meeting attended, $500 for each standing committee meeting attended and $500 for each standing committee meeting for the Chairman of such Committee. Such Directors will also be reimbursed for their reasonable expenses for attending board and committee meetings, and will receive an annual grant of options to acquire 10,000 shares of common stock for each fiscal year of service, at an exercise price equal to the fair market value on the date of grant. Any Director who is also an employee of the Company is not entitled to any compensation or reimbursement of expenses for serving as a Director of the Company or a member of any committee thereof. Mr. Annex has agreed to waive the above described cash retainer since his firm acts as legal counsel to the Company.

Pursuant to a resolution of the Board of Directors on May 27, 1997, non-employee members of the Board agreed to serve without cash compensation for fiscal 1998. It was agreed that each outside director be compensated with options to purchase 100,000 shares of common stock of the Company at an exercise price of $2.625 per share, with 50% immediately exercisable, 25% exercisable on May 27, 1998 and 25% exercisable on May 27, 1999.

Messrs. Annex, Coppersmith, Jones and Wainwright each received options to purchase 100,000 shares of Common Stock. Mr. Gerlach received options to purchase 50,000 shares of Common Stock at an exercise price of $4.50 per share with 1/3 immediately exercisable and 1/3 exercisable in December 1998 and 1/3 exercisable in December 1999 upon his appointment to the Board of Directors.


COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDEES

The Board of Directors held five meetings during fiscal year 1998. The Board of Directors has a Compensation Committee and an Audit Committee. No member of the Board of Directors attended fewer than 75% of the meetings of the Board and of the committee of which he was a member.

The Compensation Committee formulates the Company's policy on compensation of executive officers, reviews, approves and recommends to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, and administers the Company's stock option plan. During fiscal year 1998, the members of the Compensation Committee were Messrs. Coppersmith, Gerlach and Wainwright. The Compensation Committee held one meeting during fiscal 1998.

The Audit Committee appoints the independent public accountants of the Company, reviews the scope and fees of the prospective annual audit, reviews the results thereof with the Company's independent public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices and reviews and approves (with the concurrence of a majority of the independent directors of the Company) transactions, if any, with affiliated parties. For fiscal 1998, the members of the Audit Committee were Messrs. Coppersmith, Gerlach and Jones. The audit committee held one meeting during fiscal 1998.


EXECUTIVE OFFICERS

In addition to Mr. Barbera, the executive officers of the Company are the following:

Cindy H. Hill has been Chief Financial Officer of the Company since June 1, 1998 and was Corporate Controller from January to May 1998. Prior thereto, she was a Manager in the Business Assurance Division of Coopers & Lybrand L.L.P., where she was employed for the previous six years. Ms. Hill is a Certified Public Accountant.

Scott A. Anderson has been Vice President, Finance since June 1, 1998, Treasurer since May 1997, and was Chief Financial Officer from May 1996 to May 1998, Controller from May 1995 to May 1996 and a Director of the Company from May 1996 to August 1996. Prior thereto, from December 1994 to April 1995, he was associated with the accounting firm of Coopers & Lybrand L.L.P., and, from 1988 to 1994, he was a manager in the assurance department of an affiliate of the accounting firm of Deloitte & Touche, LLP. Mr. Anderson is a Certified Public Accountant.

Robert M. Budlow has been a Vice President of the Company since October 1996 and President of Metro Direct since April 1997. Prior thereto, he was Executive Vice President and Chief Operating Officer of the subsidiary since 1990. He has twelve years of experience in database management services and subscription, membership and donor renewal programs.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION

The following table provides certain information concerning compensation of the Company's Chief Executive Officer and any other executive officer of the Company who received compensation in excess of $100,000 during the fiscal year ended June 30, 1998:

                               Fiscal
                                Year                              Securities
                                Ended     Annual      Annual      Underlying
Name and Principal Position   June 30,  Salary ($)   Bonus($)   Options/SARs(#)
---------------------------   --------  ----------   --------  ----------------
J. Jeremy Barbera(1)(2)
Chairman of the Board,          1998     198,077                      50,000
   CEO, President & COO         1997     120,883                   1,000,000

Thomas Scheir(3)                1998     175,000                       2,500
   COO, SD&A                    1997     154,521      60,000          40,000
                                1996     128,461      60,000          12,500

Krista Mooradian(3)             1998     175,000                      29,625
   President, SD&A              1997     127,936      25,000          20,000
                                1996      85,092      29,372           5,375

Robert M. Budlow(4)             1998     144,231
   VP MSGI                      1997      93,750
   President, Metro Direct

Janet Sautkulis(4)              1998     144,231
   COO, Metro Direct            1997      93,750

Stephen Reustle(5)              1998     145,833
   President & CEO, MMI

-----------------

(1)Mr. Barbera was appointed Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer effective March 31, 1997. Prior thereto, commencing with the October 1, 1996 acquisition of Metro Direct, he was Vice President of MSGI and President and CEO of Metro Direct. Pursuant to an employment agreement dated May 27, 1997, his annual salary increased from $150,000 to $250,000 through May 31, 1998. As of June 30, 1997, Mr. Barbera's salary reflects earnings for the nine months from the date of Metro Direct's acquisition.

(2)During fiscal year end June 30, 1998, Mr. Barbera forgave all interest due him on a note payable and forgave an increase in his annual salary from May 27, 1997 to December 31, 1997. In consideration for this, the Board of Directors granted Mr. Barbera options to acquire 50,000 shares of Common Stock at the then current fair market price.

(3)During fiscal year end June 30, 1998, Mr. Scheir and Ms. Mooradian forgave an increase in their salaries from January 1, 1998 to June 30, 1998. Effective July 1, 1998, their salaries were increased in accordance with their respective employment agreements.

(4)The annual salaries for Mr. Budlow and Ms. Sautkulis are $125,000 each for 1997. Due to the acquisition of Metro Direct on October 1, 1996, their annual compensation only reflects nine months of salary. During fiscal year end June 30, 1998, Mr. Budlow and Ms. Sautkulis forgave an increase in their salaries from October 1, 1997 to December 31, 1997. As of January 1, 1998, salaries were increased in accordance with their respective employment agreements.

(5)The annual salary for Mr. Reustle is $250,000 for 1998. Due to the acquisition of Media Marketplace, Inc. on December 7, 1997, his annual compensation only reflects seven months of salary.



STOCK OPTION GRANTS


The table below provides information relating to stock options granted to the Named Executive Officers during the fiscal year ended June 30, 1998.


                     OPTIONS GRANTED IN THE LAST FISCAL YEAR


                                                       Individual Grant
                                           --------------------------------------
                            Number of               % of Total              Exercise
                        Securities Under-          Options/SARs             or Base
                         lying Options/        Granted to Employees       Price ($ per       Expiration
Name                    SARs Granted (#)         in Fiscal Year(4)         share(5))            Date
----                    ----------------         -----------------         ---------            ----
J. Jeremy Barbera .........   50,000                    3.8%                 4.6875             11/04

Thomas Scheir .............    2,500                    .02%                 4.1875             12/04

Krista Mooradian ..........   29,625(1)                 2.3%                 4.1875             12/04

Robert Budlow .............   55,000(2)                 4.2%                 4.1875             12/04

Janet Sautkulis ...........   55,000(3)                 4.2%                 4.1875             12/04


(1)Ms. Mooradian's options are exercisable as follows: 10,000 options are available for exercise immediately, 10,000 options become available in August 1998, with the remaining 9,625 options exercisable in August 1999.

(2)Mr.  Budlow's  options  are  exercisable  as  follows:   25,000  options  are
   available for exercise immediately, 15,000 options become available in October 1998, with the remaining 15,000 options exercisable in October 1999.

(3)Ms. Sautkulis' options are exercisable as follows: 25,000 options are available for exercise immediately, 15,000 options become available in October 1998, with the remaining 15,000 options exercisable in October 1999.

(4)During the fiscal year ended June 30, 1998, all employees and all non-employee Directors of the Company received stock options for a total of 1,302,100 shares of Common Stock.

(5)Exercise price is the closing price of the Common Stock as reported on The Nasdaq SmallCap Market on the date of the grant, unless otherwise identified.

AGGREGATE OPTIONS EXERCISED IN THE LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

The following table sets forth information regarding the number and value of securities underlying unexercised stock options held by the Named Executive Officers as of June 30, 1998.

                 Number of Securities Underlying    Value of Unexercised In-the-
                    Unexercised Options/SARs             Money Options/ SARs
                     at Fiscal Year End (#)          at Fiscal Year End ($) (1)
Name               Exercisable/Unexercisable          Exercisable/Unexercisable
----               -------------------------          -------------------------

J. Jeremy Barbera       716,667/333,333                     278,001/139,000
Thomas Scheir            55,000/0                            50,495/0
Krista Mooradian         35,375/19,625                       23,989/0
Robert Budlow            25,000/30,000                            0/0
Janet Sautkulis          25,000/30,000                            0/0

-------------
(1)Fair market value of $3.438 per share at June 30, 1998 was used to determine the value of in-the-money options.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

The Company has entered into employment agreements with each of its named executives.

Mr. Barbera was appointed to the position of Chief Executive Officer of MSGI by the Board, effective March 31, 1997. He had previously served as President and CEO of Metro Direct under an employment contract dated October 1, 1996. On May 27, 1997, the Company amended and restated Mr. Barbera's employment contract, based on the additional responsibilities he assumed on March 31, 1997. Under the terms of the amended contract, Mr. Barbera's employment term is for three years beginning May 27, 1997, and is automatically renewable for an additional three year period, unless the Company or Mr. Barbera gives written notice; his annual base salary for the first year of the amended employment term is $250,000, with $300,000 for the second year and $350,000 for the third year. Mr. Barbera is also eligible to receive raises and bonuses in each year of the employment contract, at the determination of the Compensation Committee of the Board of Directors of the Company, based on earnings and other targeted criteria. On May 27, 1997, Mr. Barbera was granted options to acquire 1,000,000 shares of Common Stock of the Company; 333,334 exercisable at $2.625 per share, 333,333 exercisable at $3.00 per share and 333,333 exercisable at $3.50 per share. One third of the options in each tranche vest immediately and one third of each tranche will become available on each of the next two anniversary dates. In a separate agreement, Mr. Barbera forgave the increase in his annual salary from May 27, 1997 to December 31, 1997.

Mr. Barbera has agreed in his employment agreement (i) not to compete with MSGI or its subsidiaries, or to be associated with any other similar business during the employment term, except that he may own up to 5% of the outstanding Common Stock of certain corporations, as described more fully in the employment agreement, and (ii) upon termination of employment with MSGI and its subsidiaries, not to solicit or encourage certain clients of MSGI or its subsidiaries, to cease doing business with MSGI and its subsidiaries and not to do business with any other similar business for a period of three years from the date of such termination.

Mr. Budlow and Ms. Sautkulis entered into separate employment agreements effective October 1, 1996, providing for employment as Executive Vice President & Chief Operating Officer of Metro Direct and as Executive Vice President & General Manager of Metro Direct, respectively. Each agreement provides for an initial term expiring on September 30, 1999 (the "Employment Term") and is renewable for an additional three-year term unless Metro Direct or the employee gives written notice. The base salary for each of Mr. Budlow and Ms. Sautkulis during the Employment Term is $125,000 for the first year, $165,000 for the second year and $200,000 for the third year. Mr. Budlow and Ms. Sautkulis are each eligible to receive raises and bonuses based upon the achievement of earnings and other targeted criteria if and as determined by the Compensation Committee of the Board of Directors. The agreements also provide for the granting to Mr. Budlow and Ms. Sautkulis of options to acquire Common Stock if and as determined by the Option Plan Committee. Each has agreed in his or her respective employment agreement (i) not to compete with Metro Direct or to be associated with any other similar business during the Employment Term, except that may each own up to 5% of the outstanding Common Stock of certain corporations, as described more fully in the relevant employment agreement, and
(ii) upon termination of employment with Metro Direct, not to solicit or encourage certain clients of Metro Direct (as more fully described in the relevant employment agreement), to cease doing business with Metro Direct, and not to do business with any other similar business, for a period of three years from the date of such termination.

Mr. Scheir entered into an employment agreement effective as of April 25, 1995, providing for his employment as the Chief Financial Officer of SD&A. The agreement provides for an initial term expiring on April 25, 1997, and is renewable for an additional one-year term at the discretion of the employee covered thereby, subject to termination as provided therein. Mr. Scheir's base salary during his employment term is $125,000 for the first year, $150,000 for the second year and $175,000 for the third year. At the end of each year, in the sole discretion of the board of directors of SD&A and Mr. Scheir may be paid a cash bonus. The agreement also provides for other fringe benefits as may be approved by the board of directors of SD&A. Mr. Scheir has agreed in his employment agreement not to (i) own, become employed by, or become a partner of any similar business during the term of his employment agreement, except that each may own 1% or less of any similar business or (ii) compete with SD&A for a period of three years after the termination of his employment.

Mr. Scheir entered into an agreement in the subsequent period to be employed as SD&A's Chief Operating Officer through December 31, 1999, with an annual base salary of $175,000 through December 31, 1997, $200,000 in calendar 1998 and $250,000 in calendar 1999.

Effective July 1, 1997, Ms. Mooradian entered into an employment agreement to serve as President of SD&A until December 31, 1999, with an annual base salary of $175,000 through December 31, 1997, $200,000 in calendar 1998 and $250,000 in calendar 1999.

Effective December 29, 1997, Mr. Reustle entered into an employment agreement to serve as President and Chief Executive Officer of Media Marketplace, Inc. until December 31, 2000, with an annual base salary of $250,000 for each year of the employment term.

SECURITY OWNERSHIP OF  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 30, 1998 by: (i) each Director and each of the Named Executive Officers; (ii) all executive officers and Directors of the Company as a group; and (iii) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

                                                 Amount and Nature of Common
                                                  Stock Beneficially Owned
Name and Address of Beneficial Holder(1)             Number      Percent
----------------------------------------             ------      -------
Directors and Named Executive Officers:
J. Jeremy Barbera(2)............................   4,283,266       26.7%
Robert M. Budlow(3).............................     569,200        4.3%
Janet Sautkulis(3)..............................     206,400        1.6%
Thomas Scheir(4)................................      63,375        *
Krista Mooradian(5).............................      35,375        *
Alan I. Annex(6)................................      82,850        *
S. James Coppersmith(7).........................     125,000        *
Seymour Jones(8)................................     100,000        *
C. Anthony Wainwright(9)........................     143,408        1.1%
John Gerlach(10)................................      20,667        *

All Directors and Named Executive Officers
 as a group (16 persons)(11)                       6,480,783       38.5%

5% Stockholders:
Naomi Bodner(12)................................   1,266,599        9.7%
Laura Huberfeld(12).............................   1,539,599       11.8%
Morgan Grenfell Asset Management Limited(13)....     709,300        5.4%
General Electric Capital Corporation(14)........   4,451,458       34.0%
-------------
* Less than 1%

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned. All share amounts reflect beneficial ownership determined pursuant to Rule 13d-3 under the Exchange Act. All information with respect to beneficial ownership has been furnished by the respective Director, executive officer or stockholder, as the case may be. Except as otherwise noted, each person has an address in care of the Company.

(2) Includes 716,667 beneficially owned shares of Common Stock issuable upon the exercise of options, which are currently exercisable or are exercisable within 60 days of September 30, 1998. Includes 2,266,599 beneficially owned shares through Ms. Huberfeld, Ms. Bodner and the Huberfeld/Bodner partnership who have appointed Mr. Barbera as their proxy until December 17, 1998.

(3) Includes 25,000 beneficially owned shares of Common Stock issuable upon the exercise of options which are currently exercisable or are exercisable within 60 days of September 30, 1998.

(4) Includes 55,000 beneficially owned shares of Common Stock issuable upon the exercise of options which are currently exercisable or are exercisable within 60 days of September 30, 1998.

(5) Includes 35,375 beneficially owned shares of Common Stock issuable upon the exercise of options which are currently exercisable or are exercisable within 60 days of September 30, 1998.

(6) Includes 75,000 beneficially owned shares of Common Stock issuable upon the exercise of options which are currently exercisable or are exercisable within 60 days of September 30, 1998, and 6,250 beneficially owned shares issuable upon the exercise of currently exercisable warrants owned by Camhy Karlinsky & Stein, LLP. Mr. Annex is one of thirteen partners in such firm.

(7) Includes 75,000 beneficially owned shares of Common Stock issuable upon the exercise of options which are currently exercisable or are exercisable within 60 days of September 30, 1998 and 50,000 beneficially owned shares of Common Stock issuable upon the exercise of currently exercisable warrants.

(8) Includes 75,000 beneficially owned shares of Common Stock issuable upon the exercise of options which are currently exercisable or are exercisable within 60 days of September 30, 1998 and 25,000 beneficially owned shares of Common Stock issuable upon the exercise of currently exercisable warrants.

(9) Includes 90,000 beneficially owned shares of Common Stock issuable upon the exercise of options which are currently exercisable or are exercisable within 60 days of September 30, 1998 and 50,000 beneficially owned shares of Common Stock issuable upon the exercise of a contractual right to purchase warrants currently exercisable for such common stock.

(10) Includes 16,667 beneficially owned shares of Common Stock issuable upon the exercise of options which are currently exercisable or are exercisable within 60 days of September 30, 1998.

(11) Of the total shares of Common Stock, convertible debt, stock options and warrants beneficially held by the Company's directors and named executive officers, 115,000 shares of Common Stock are owned by family members.

(12) The address for each of the 5% Stockholders is as follows: c/o Broad Capital Associates, Inc., 152 West 57th Street, New York, New York 10019. Beneficially owned shares of Common Stock held in partnerships and joint tenancy include 539,599 shares.

(13) The address for the 5% Stockholder is as follows: 10 Finsbury Circus, London, EC2M, England.

(14) Includes 4,451,458 beneficially owned shares of Common Stock issuable upon the conversion of 50,000 shares of redeemable convertible Preferred Stock. The address for the 5% Stockholder is as follows: 260 Long Ridge Road, Stamford, Connecticut 06927.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Mr. Dunn: In connection with the acquisition of SD&A on April 25, 1995, Alliance issued promissory notes in an aggregate principal amount of $4.5 million to Mr. Dunn. Interest on such notes was payable monthly at a rate equal to the prime rate of Bank of America, NT&SA, as in effect from time to time, subject to a maximum of 10% and a minimum of 8%. Principal payments were due quarterly, and originally $1.5 million was due in quarterly installments during fiscal 1996. All of the outstanding common shares of SD&A were initially pledged to collateralize such notes but were released in June 1996. In connection with such notes, an operating covenants agreement between the Company and Mr. Dunn included, among other things, provisions requiring that SD&A have a minimum level of working capital and cash levels, subject to periodic increases based on sales, before dividend payments could be made to the parent company. In June 1996, the operating covenants agreement was terminated.

Prior to October 1995, the Company made all principal payments when due. Each of the principal payments due October 1, 1995, January 1, 1996 and April 1, 1996 were deferred as they became due and thereafter from time to time. In June 1996, principal payments of approximately $2.0 million were made and the remaining obligations were restructured such that the remaining $2.1 million is now payable in installments of $58,333 per month, plus interest at 8%, starting September 19, 1996. As of June, 1997, due to a pending change in financing relationships, the May and June, 1997 payments had not been made. These payments were paid in full in August, 1997.

SD&A leases its corporate business premises from Mr. Dunn. The lease requires monthly rental payments of $11,805 through January 1, 1999, with an option to renew. SD&A incurs all costs of insurance, maintenance and utilities. Total rent paid by SD&A to Mr. Dunn during 1998 and 1997 was approximately $142,000 and $138,000, respectively.

Bank Credit Line: Mr. Dunn was a guarantor of SD&A's credit line until December 1996.

Transactions with Mr. Barbera: In October 1996, the Company consummated its acquisition of Metro Direct. In February 1996, Mr. Barbera, then a stockholder of Metro Direct, borrowed $50,000 from Metro Direct. Interest on such indebtedness accrues at a rate of 6% per annum. The principal of such indebtedness, together with accrued interest thereon, was repayable in four equal quarterly installment starting March 31, 1998. In December 1997, Mr. Barbera repaid the entire outstanding balance plus interest thereon. With the October 1, 1996 acquisition of Metro Direct, Mr. Barbera received a 6% promissory note for $600,000, due and payable, together with interest, on June 30, 1998. In April 1997, the Company repaid $100,000 of the promissory note. In January 1998, the remaining $500,000 of principal was repaid.

In November 1997, Mr. Barbera forgave all interest due him on notes payable from July 1, 1997, through December 31, 1997, and forgave an increase in his annual salary from May 27, 1997 to December 31, 1997. In consideration for this, the Board of Directors granted Mr. Barbera options to acquire 50,000 shares of Common Stock at the then current fair market price.

Transactions with Mr. Budlow and Ms. Sautkulis: With the October 1, 1996 acquisition of Metro Direct, Mr. Budlow and Ms. Sautkulis, former stockholders of Metro Direct, received 6% promissory notes totaling $300,000 and $100,000, respectively. Such notes were originally due and payable, together with interest, on June 30, 1998. In July 1997, the Company prepaid the full principal amounts due to Mr. Budlow and Ms. Sautkulis.

Mr. Budlow and Ms. Sautkulis forgave an increase in their respective salaries from October 1, 1997 to December 31, 1997.

Transactions with Mr. Annex: Mr. Annex, Secretary and a Director of the Company, is a partner in the law firm of Camhy Karlinsky & Stein LLP, which provides legal services to the Company. The Company incurred expenses aggregating approximately $176,000 and $110,000 during fiscal 1998 and 1997, respectively. Mr. Annex has informed the Company that such fees did not represent more than 5% of such firms revenues for its fiscal years ending during such periods. The Company believes that the fees for services provided by the law firm were at least as favorable to the Company as the fees for such services from unaffiliated third parties.

Transactions with the Company's Outside Board of Directors: In May 1997, the Company's outside directors each received options for 100,000 common shares (400,000 in the aggregate), exercisable at $2.625 per share, of which one half vested immediately and one fourth vest in each of May 1998 and May 1999.

In August 1996, Mr. Jones purchased from the Company, for $2,500 in the aggregate, warrants exercisable for 50,000 shares of Common Stock at an exercise price of $2.50 per share for the first 25,000 shares, $3.00 per share for the next 15,000 shares and $3.50 per share for the remaining 10,000 shares. The warrants are currently exercisable and expire on April 15, 2000. Subsequently, Mr. Jones gifted warrants for 25,000 shares to an unaffiliated third party.

In September 1996, Mr. Coppersmith purchased from the Company, for $2,500 in the aggregate, warrants exercisable for 50,000 shares of Common Stock at an exercise price of $2.50 per share for the first 25,000 shares, $3.00 per share for the next 15,000 shares and $3.50 per share for the remaining 10,000 shares. The warrants are currently exercisable and expire on May 15, 2000.

On June 3, 1996, the Company entered into an agreement with Mr. C. Anthony Wainwright to retain his services as a financial consultant and advisor to the Company on a non-exclusive basis for a period of two years. As compensation for such services, Mr. Wainwright is entitled to receive the sum of $1,000 per month for the term of the agreement plus all out-of-pocket expenses incurred by Mr. Wainwright in the performance of such services, provided that prior authorization from the Company shall have been received with respect to any such expense. In addition, pursuant to the terms of such agreement, Mr. Wainwright has the right, which right, as of the date hereof, has not been exercised, to purchase from the Company, for $2,500 in the aggregate warrants exercisable for 50,000 shares of Common Stock at an exercise price of $4.00 per share for the first 25,000 shares, $4.50 per share for the next 15,000 shares and $5.00 per share for the remaining 10,000 shares. The warrants may be exercised over a four-year period commencing June 3, 1996. The agreement is only assignable with the prior written consent of the other party in the event of a sale of all or substantially all of the business of the party desiring to assign the agreement. The agreement also provides for indemnification of Mr. Wainwright and his affiliates (and their respective directors, officers, stockholders, general and limited partners, employees, agents and controlling persons and the successors and assigns of all of the foregoing) by the Company for any losses or claims arising out of the rendering of the services called for in the agreement, other than for negligence or willful misconduct.

Transactions with 5% Stockholders. Each of 2,000 shares of redeemable convertible preferred stock held by Naomi Bodner and Laura Huberfeld plus accumulated accrued dividends thereon and the 235 shares held by their partnership plus accrued dividends were converted into 826,302, 826,302 and 97,091 shares of Common Stock, respectively, in a December 23, 1996 recapitalization.

In March 1997, the Company accepted offers from certain warrant-holders to exercise their warrants for 3,152,500 shares of Common Stock at discounted exercise prices. In this transaction, Ms. Bodner, Ms. Huberfeld and their partnership exercised warrants for 1,000,000, 1,000,000 and 117,500 shares of Common Stock respectively.

Ms. Huberfeld, Ms. Bodner and the Huberfeld/Bodner partnership have appointed Jeremy Barbera as their proxy to vote 1,000,000, 727,000 and 539,599 shares of Common Stock, respectively, for a period until December 17, 1998.

                   OTHER MATTERS ARISING AT THE ANNUAL MEETING

The matters referred to in the Notice of Annual Meeting and described in this Proxy Statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment, pursuant to the discretionary authority granted to them in the proxy.


                              STOCKHOLDER PROPOSALS

A stockholder of the Company who wishes to present a proposal for action at the Company's 1999 Annual Meeting of Stockholders must submit such proposal to the Company, and such proposal must be received by the Company, no later than November 22, 1999.


                         COST OF SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of the Company's Board of Directors. The cost of such solicitation will be paid by the Company. Such cost includes the preparation, printing and mailing of the Notice of Annual Meeting, Proxy Statement, Annual Report and form of proxy. The solicitation will be conducted principally by mail, although directors, officers and employees of the Company (at no additional compensation) may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such fiduciaries, and the Company may reimburse such persons for their reasonable expenses in so doing.


                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission") and the NASDAQ National Market. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file reports on Form 5 for the fiscal year ended June 30, 1998, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended June 30, 1998, except that Mr. Barbera, Mr. Pralle and Mr. Gerlach each made one late filing due to administrative timing errors on their part with respect to reporting repayment of convertible debt to Mr. Barbera and initial filing upon being appointed to the Board of Directors for Messrs. Pralle and Gerlach.

                         ANNUAL REPORT TO STOCKHOLDERS

The annual report to stockholders concerning the operations of the Company for the fiscal year ended June 30, 1998, including financial statements for that year, accompanies this proxy statement. Such report is not to be treated as part of these proxy soliciting materials. The Company will provide to each stockholder, on written request addressed to the Director of Investor Relations, MARKETING SERVICES GROUP, INC., 333 Seventh Avenue, New York, New York, 10001 a copy of the Company's most recent Annual Report on From 10-KSB as filed with the Securities and Exchange Commission including the financial statements and schedules thereto.

                                        By Order of the Board of Directors

                                        /s/ Alan Annex
                                        --------------
                                        Secretary

New York, New York
February 12, 1999

                                   PROXY CARD

This proxy is solicited on behalf of the Board of Directors of MARKETING SERVICES GROUP, INC., for the Annual Meeting of Stockholders to be held on March 31, 1999. The Board of Directors recommends a vote "FOR" the following proposals:

1.   Election of Class I directors:      INSTRUCTION: To withhold authority to
     Alan I.Annex                                     vote for any nominee(s),
     John T. Gerlach                                  write that nominee's
                                                      name in thespace provided:
                                                      -------------------------
     [ ] FOR all of the nominees  [ ] WITHHOLD for all nominees

2.  Adoption of the 1999 Stock Option Plan    [ ] FOR [ ] AGAINST [ ]ABSTAIN

3.  Ratification of selection of Independent
     Auditors:                                [ ] FOR [ ] AGAINST [ ]ABSTAIN


Votes MUST be indicated by placing an "X" in one of the above boxes using black or blue ink.



The undersigned hereby appoints J. Jeremy Barbera and Alan I. Annex, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of the undersigned in MARKETING SERVICES GROUP, INC. at the Annual Meeting of Stockholders to be held on March 31, 1999, and at any adjournment thereof, upon all subjects that may properly come before the meeting. IF SPECIFIC DIRECTIONS ARE NOT GIVEN WITH RESPECT TO THE PROPOSALS OR ANY OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING AND THIS PROXY CARD IS SIGNED AND RETURNED, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION (I.E., FOR THE PROPOSALS) AND ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                    Please date and sign exactly as your name or names appear on this proxy card. If the shares are held jointly, each Stockholder should sign. If signing as an executor, trustee, administrator, custodian, guardian, corporate officer, or pursuant to a power of attorney, please so indicate below.

                                    Dated :
                                           ----------------------------
                                    By    :
                                           ----------------------------

                                           ----------------------------

[ ]Check this box if you have either a change of address or comments, and please note the same on this proxy card.